Exhibit 99.1

Sonus Networks Reports 2013 Fourth Quarter and Full Year Results

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Delivers Record SBC Revenue for Fourth Quarter and Full Year

For Immediate Release: February 20, 2014

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP-based communications, today announced results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•                  Total revenue was $76.2 million, up 1% compared to the fourth quarter of 2012.

•                  Total SBC revenue (including product, maintenance and services) was $41.6 million, reflecting growth of 59% compared to the fourth quarter of 2012.

•                  Represented 55% of total Company revenue and marks the first time total SBC revenue has represented more than half of the Company’s total revenue in any quarter.

•                  SBC product revenue was $32.2 million, reflecting growth of 56% compared to fourth quarter of 2012.

•                  Represented 70% of total product revenue, a record high for the Company.

•                  GAAP gross margins were 63.5%; non-GAAP gross margins were 64.7% representing an increase of 570 basis points compared to non-GAAP gross margins in the fourth quarter of 2012.

•                  GAAP earnings per share was breakeven; non-GAAP diluted earnings per share was $0.02.

Full Year 2013 Highlights

•                  Total revenue was $276.7 million, up 9% compared to full year 2012.

•                  Total SBC revenue (including product, maintenance and services) was $129.9 million, reflecting growth of 48% over 2012.

•                  Represented 47% of total Company revenue.

•                  SBC product revenue was $97.4 million, reflecting growth of 44% over 2012.

•                  Represented 58% of total product revenue and marks the first time SBC product revenue has represented more than half of the Company’s total product revenue for the full year.

•                  Enterprise sales contributed 27% of total product revenue.

•                  Channel sales contributed 20% of total product revenue.

•                  GAAP gross margins were 62.3%; non-GAAP gross margins were 63.6%, representing an increase of 360 basis points compared to non-GAAP gross margins in 2012.

•                  GAAP loss per share was $0.08; non-GAAP diluted earnings per share was $0.02.

•                  Announced stock buyback program to repurchase up to $100 million of the Company’s common stock; executed approximately $59.3 million through December 31, 2013.

•                  Announced industry’s first full-featured, unlimited scale software-based SBC.

•                  Successfully integrated the acquisition of Network Equipment Technologies, Inc. (NET), extending the Company’s SBC product portfolio into the enterprise.

•                  Announced the acquisition of Performance Technologies, Inc. (PT) in December 2013; announced the successful closing of the transaction in February 2014.

•                  Acquisition expected to strengthen the Company’s mobility and virtualization strategies.

•                  Added several prominent leaders to the Company’s Board of Directors and management team.

Quotes

“2013 was an unprecedented year of transformation for Sonus,” said Ray Dolan, president and chief executive officer. “We had record SBC results whereby SBC product revenue represented more than 50 percent of our total product revenue for the full year — a first in the Company’s history. We expect this trend to strengthen in 2014 when our total SBC revenue, including product, maintenance and services, is expected to represent more than half of our total Company revenue, further underscoring our successful transformation”.

Dolan continued, “During the year, we also significantly expanded our product portfolio including adding important multi-media and IMS capabilities, launching the industry’s most-scalable software-based SBC, and announcing our plans to expand into diameter signaling, arguably the fastest growing market in networking. The pace of our product innovation has accelerated and we’re not done yet.  We plan to make another significant product announcement in the coming week and look forward to sharing this news during Mobile World Congress in Barcelona. As a testament to our strong performance and our future potential, we also recently added several prominent leaders to our management team and Board of Directors.  In short, we have entered 2014 with, we believe, the industry’s strongest team and most competitive product portfolio.  It’s an exciting time to be at Sonus.”

Mark Greenquist, chief financial officer, added, “Our solid financial performance and balance sheet have enabled us to invest in our business, both organically and through acquisitions, in order to fuel our growth engine, while also returning approximately $59 million to our shareholders through our stock buyback program.  We believe that the Company is very well positioned for continued growth and value creation in 2014.”

Key Management and Board Member Additions

The Company recruited several recognized leaders to its management team and Board of Directors, including Mark Greenquist, former chief executive officer and chief financial officer of Telcordia Technologies, Inc., who joined as our chief financial officer in November 2013; Pamela D.A. Reeve, former president and chief executive officer of Lightbridge, Inc., who joined the Board of Directors in August 2013; Matthew W. Bross, chairman and chief executive officer of Compass-EOS and former chief technology officer of Huawei, British Telecom and Williams Communications; and Richard (Dick) J. Lynch, former executive vice president and chief technology officer of both Verizon Communications and Verizon Wireless.  Messrs. Bross and Lynch joined the Board of Directors in February 2014.

Performance Technologies, Incorporated

On February 19, 2014, the Company announced the successful completion of its acquisition of Performance Technologies, Incorporated (PT). PT adds Diameter Signaling capabilities required in all-IP, IMS 4G/LTE (Long Term Evolution) networks, and is expected to fortify the Company’s mobility and virtualization strategies.

Software-based SBC

On October 9, 2013, the Company announced the Sonus SBC SWe (Software edition), the industry’s first software-based Session Border Controller that delivers unlimited scalability with the same advanced features and functionality of hardware on a virtualized platform.  Sonus is the only vendor on the market with a common, hardened code base across its hardware and software SBC portfolio, providing customers with holistic investment protection.  Scalable from as few as 25 to an unlimited number of sessions, the SBC SWe is feature equivalent to Sonus’ award-winning hardware-based Sonus SBC 5000 Series.  The Sonus SBC SWe addresses service providers’ requirements for network functions virtualization (NFV) and software-defined networking (SDN)-enabled SBC technology to scale cloud-based delivery platforms.

Stock Buyback Program

During the fourth quarter of 2013, the Company repurchased a total of 7.7 million shares at a weighted average price of $2.87 per share, for a total of $22.3 million.  Since the inception of the stock buyback program, which was authorized by the Board of Directors in July 2013, the Company has repurchased a total of 18.5 million shares for a total of $59.3 million as of December 31, 2013.  Of this amount, 10.5 million shares were repurchased from the Company’s two largest shareholders, thereby reducing the concentration of its shareholder base in an orderly fashion. As of December 31, 2013, there were 266.2 million shares of the Company’s common stock, $0.001 par value, outstanding. Under the current plan, the Company is authorized to repurchase up to an additional $40.7 million of the Company’s common stock.

Cash & Investments

The Company ended the fourth quarter of 2013 with approximately $246 million in cash and investments, which includes the impact of the share repurchases noted above.

2014 First Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.  SBC Total Revenue includes product, maintenance and services and, for the full year, also includes diameter signaling revenue relating to the acquisition of PT.

First Quarter 2014 Guidance

	Q114 (Sonus)	Q114 (PT)	Q114 (Sonus + PT)
Total Company Revenue	$67M	$3M	$70M
SBC Total Revenue	$33M	n/m	$33M
Gross Margin	63.5%	not provided	63%
Opex	$44M	not provided	$46M
EPS	$(0.01)	breakeven	$(0.01)
Diluted Shares Outstanding	266M	n/a	266M

Full Year 2014 Guidance

	FY14 (Sonus)	FY14 (PT)	FY14 (Sonus + PT)
Total Company Revenue	$285M	$15M	$300M
SBC Total Revenue	$165M	$3M	$168M
EPS	$0.06	$(0.01)	$0.05
Diluted Shares Outstanding	264.5M	n/a	264.5M

Investor and Analyst Day

The Company will hold a meeting for institutional investors and analysts at the Julia Morgan Ballroom in San Francisco, California on Thursday, March 13, 2014.  In addition to discussing the Company’s growth strategy and financial outlook, management presentations will feature a technology workshop covering some of the key technologies and industry trends shaping the Company’s opportunity. Interested parties are invited to learn more and register online at http://info.sonus.net/investor-day.  For those unable to attend, the meeting will also be webcast live via the Sonus Investor Relations website where a replay will also be available for six months.

Fourth Quarter and Full Year 2013 Conference Call Details

Date: February 20, 2014

Time: 8:30 a.m. (ET)

Dial-in number: 800 768 6727

International Callers: +1 212 231 2915

In connection with the conference call, the Company has posted on its website, www.sonus.net, the prepared remarks for the conference call, the accompanying presentation slides and supplementary financial and operational data.

Replay information

A telephone playback of the call will be available following the conference call until March 6, 2014 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21703780. A webcast replay of the conference call will also be available shortly following the conference call at http://investors.sonusnet.com/events.cfm and will be available for six months.

Tags

Sonus Networks, Sonus, SONS, 2013 fourth quarter, year-end, year end, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 9000, SWe, software edition, software SBC, session border controller, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and over 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the section “2014 First Quarter and Full Year Outlook,” statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the PT transaction on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the NET and PT acquisitions; the effects of disruption from the PT transaction, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET and PT; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition;

currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, write-off of prepaid royalties for software licenses, amortization of intangible assets, impairment of intangible assets, acquisition-related costs, restructuring and depreciation expense related to the fair value write-up of acquired property and equipment.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

In the fourth quarter of 2012, we wrote off $7.1 million of prepaid royalties for software licenses related to products from which we do not expect to derive future revenues.  We believe that excluding the write-off of these prepaid royalties facilitates the comparison of our product gross margins to our historical operating results and other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In the second quarter of 2013 we recorded $0.6 million of expense for the impairment of an intellectual property intangible asset which we determined had no future value as of June 28, 2013.  We believe that excluding the impairment of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In August 2012, we announced that we had committed to a restructuring initiative to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  In connection with this initiative we have recorded restructuring expense in both 2013 and 2012.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

As part of the assessment of the assets acquired and liabilities assumed in connection with the NET acquisition, we were required to increase the aggregate fair value of acquired property and equipment by $2.0 million.  The acquired property and equipment is being depreciated over a weighted average useful life of approximately 2.5 years.  We believe that excluding the incremental depreciation expense resulting from the fair value write-up of this acquired property and equipment in 2012 facilitates the comparison of our operating results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

#                   #                   #

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 27,	December 31,
	2013	2013	2012
Revenue:
Product	$45,825	$40,712	$45,809
Service	30,328	27,387	29,327
Total revenue	76,153	68,099	75,136

Cost of revenue:
Product	16,391	15,415	26,121
Service	11,376	10,420	13,412
Total cost of revenue	27,767	25,835	39,533

Gross profit	48,386	42,264	35,603

Gross margin:
Product	64.2%	62.1%	43.0%
Service	62.5%	62.0%	54.3%
Total gross margin	63.5%	62.1%	47.4%

Operating expenses:
Research and development	17,473	16,566	16,247
Sales and marketing	19,769	18,291	20,002
General and administrative	10,486	9,178	8,981
Acquisition-related	93	—	439
Restructuring	624	1,140	5,683
Total operating expenses	48,445	45,175	51,352

Loss from operations	(59)	(2,911)	(15,749)
Interest income, net	116	61	155
Other income (expense), net	1	(1)	204

Income (loss) before income taxes	58	(2,851)	(15,390)
Income tax benefit (provision)	214	(922)	(997)

Net loss	$272	$(3,773)	$(16,387)

Earnings (loss) per share:
Basic	$—	$(0.01)	$(0.06)
Diluted	$—	$(0.01)	$(0.06)

Shares used to compute earnings (loss) per share:
Basic	270,936	279,209	280,773
Diluted	273,490	279,209	280,773

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2013	2012
Revenue:
Product	$167,272	$153,326
Service	109,461	100,808
Total revenue	276,733	254,134

Cost of revenue:
Product	59,235	58,109
Service	45,038	53,431
Total cost of revenue	104,273	111,540

Gross profit	172,460	142,594

Gross margin:
Product	64.6%	62.1%
Service	58.9%	47.0%
Total gross margin	62.3%	56.1%

Operating expenses:
Research and development	69,559	67,341
Sales and marketing	78,365	76,341
General and administrative	40,107	34,283
Acquisition-related	93	5,496
Restructuring	5,411	7,675
Total operating expenses	193,535	191,136

Loss from operations	(21,075)	(48,542)
Interest income, net	405	612
Other income	3	202

Loss before income taxes	(20,667)	(47,728)
Income tax provision	(1,452)	(2,441)

Net loss	$(22,119)	$(50,169)

Loss per share:
Basic	$(0.08)	$(0.18)
Diluted	$(0.08)	$(0.18)

Shares used to compute loss per share:
Basic	278,428	280,090
Diluted	278,428	280,090

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$72,423	$88,004
Marketable securities	138,882	161,905
Accounts receivable, net	64,463	68,728
Inventory	21,793	25,614
Deferred income taxes	1,414	686
Other current assets	15,073	16,520
Total current assets	314,048	361,457

Property and equipment, net	19,102	23,767
Intangible assets, net	10,091	15,237
Goodwill	32,379	32,379
Investments	34,364	29,698
Deferred income taxes	1,363	1,011
Other assets	6,137	7,191
	$417,484	$470,740

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,164	$10,643
Accrued expenses	34,026	26,212
Current portion of deferred revenue	41,169	37,094
Convertible subordinated note	2,380	—
Current portion of long-term liabilities	672	763
Total current liabilities	89,411	74,712

Deferred revenue	10,528	11,647
Deferred income taxes	922	249
Convertible subordinated note	—	2,380
Other long-term liabilities	4,371	5,706
Total liabilities	105,232	94,694

Commitments and contingencies

Stockholders equity:
Common stock	266	281
Additional paid-in capital	1,280,442	1,321,385
Accumulated deficit	(974,492)	(952,373)
Accumulated other comprehensive income	6,036	6,753
Total stockholders’ equity	312,252	376,046
	$417,484	$470,740

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(22,119)	$(50,169)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	12,329	12,891
Amortization of intangible assets	4,546	2,773
Stock-based compensation	17,873	9,003
Impairment of intangible assets	600	—
Write-off of prepaid royalties for software licenses	—	7,083
Loss on disposal of property and equipment	54	344
Deferred income taxes	(553)	785
Changes in operating assets and liabilities:
Accounts receivable	3,536	(8,924)
Inventory	4,150	(7,713)
Other operating assets	5,431	1,669
Accounts payable	(555)	(4,949)
Accrued expenses and other long-term liabilities	4,768	937
Deferred revenue	3,278	(3,039)
Net cash provided by (used in) operating activities	33,338	(39,309)

Cash flows from investing activities:
Purchases of property and equipment	(6,180)	(10,540)
Business acquisition, net of cash acquired	—	(35,508)
Purchases of marketable securities	(182,491)	(159,828)
Sale/maturities of marketable securities	196,980	258,278
Net cash provided by investing activities	8,309	52,402

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,888	1,693
Proceeds from exercise of stock options	2,669	254
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,300)	(342)
Repurchase of common stock	(59,674)	—
Principal payments of capital lease obligations	(117)	(120)
Settlement of redeemable convertible subordinated debentures	—	(31,824)
Net cash used in financing activities	(56,534)	(30,339)

Effect of exchange rate changes on cash and cash equivalents	(694)	(201)

Net decrease in cash and cash equivalents	(15,581)	(17,447)
Cash and cash equivalents, beginning of year	88,004	105,451
Cash and cash equivalents, end of period	$72,423	$88,004

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, write-off of prepaid software royalties and depreciation expense on the fair value write-up of acquired property and equipment included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	December 31,	September 27,	December 31,
	2013	2013	2012
Stock-based compensation
Cost of revenue - product	$53	$46	$32
Cost of revenue - service	289	299	218
Cost of revenue	342	345	250

Research and development expense	1,214	903	524
Sales and marketing expense	1,149	1,313	548
General and administrative expense	2,031	1,812	1,141
Operating expense	4,394	4,028	2,213

Total stock-based compensation	$4,736	$4,373	$2,463

Amortization of intangible assets
Cost of revenue - product	$560	$561	$1,242

Research and development	—	—	100
Sales and marketing	526	526	527
Operating expense	526	526	627

Total amortization of intangible assets	$1,086	$1,087	$1,869

Write-off of prepaid royalties for software licenses
Cost of revenue - product	$—	$—	$7,083

Depreciation expense - fair value write-up of acquired property and equipment
Cost of revenue - product	$—	$—	$92
Cost of revenue - service	—	—	77
Cost of revenue	—	—	169

Research and development expense	—	—	277
Sales and marketing expense	—	—	16
General and administrative expense	—	—	139
Operating expense	—	—	432

Total depreciation expense - fair value write-up of acquired property and equipment	$—	$—	$601

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, impairment of intangible assets, write-off of prepaid software royalties and depreciation expense on the fair value write-up of acquired property and equipment included in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Year ended
	December 31,	December 31,
	2013	2012
Stock-based compensation
Cost of revenue - product	$181	$162
Cost of revenue - service	1,050	813
Cost of revenue	1,231	975

Research and development expense	3,616	2,297
Sales and marketing expense	4,780	2,006
General and administrative expense	8,246	3,725
Operating expense	16,642	8,028

Total stock-based compensation	$17,873	$9,003

Amortization of intangible assets
Cost of revenue - product	$2,242	$1,670

Research and development	200	400
Sales and marketing	2,104	703
Operating expense	2,304	1,103

Total amortization of intangible assets	$4,546	$2,773

Impairment of intangible assets
Research and development	$600	$—

Write-off of prepaid software royalties
Research and development	$—	$7,083

Depreciation expense - fair value write-up of acquired property and equipment
Cost of revenue - product	$—	$103
Cost of revenue - service	—	99
Cost of revenue	—	202

Research and development expense	—	366
Sales and marketing expense	—	35
General and administrative expense	—	163
Operating expense	—	564

Total depreciation expense - fair value write-up of acquired property and equipment	$—	$766

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 27,	December 31,
	2013	2013	2012

GAAP gross margin - product	64.2%	62.1%	43.0%
Stock-based compensation expense	0.1%	0.1%	0.1%
Amortization of intangible assets	1.3%	1.4%	2.7%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.2%
Write-off of prepaid royalties for software licenses	0.0%	0.0%	15.4%
Non-GAAP gross margin - product	65.6%	63.6%	61.4%

GAAP gross margin - service	62.5%	62.0%	54.3%
Stock-based compensation expense	0.9%	1.0%	0.7%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.3%
Non-GAAP gross margin - service	63.4%	63.0%	55.3%

GAAP total gross margin	63.5%	62.1%	47.4%
Stock-based compensation expense % of revenue	0.4%	0.5%	0.3%
Amortization of intangible assets % of revenue	0.8%	0.8%	1.7%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.2%
Write-off of prepaid royalties for software licenses	0.0%	0.0%	9.4%
Non-GAAP total gross margin	64.7%	63.4%	59.0%

GAAP total gross profit	$48,386	$42,264	$35,603
Stock-based compensation expense	342	345	250
Amortization of intangible assets	560	561	1,242
Depreciation expense - fair value write-up of acquired property and equipment	—	—	169
Write-off of prepaid royalties for software licenses	—	—	7,083
Non-GAAP total gross profit	$49,288	$43,170	$44,347

GAAP research and development expense	$17,473	$16,566	$16,247
Stock-based compensation expense	(1,214)	(903)	(524)
Amortization of intangible assets	—	—	(100)
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(277)
Non-GAAP research and development expense	$16,259	$15,663	$15,346

GAAP sales and marketing expense	$19,769	$18,291	$20,002
Stock-based compensation expense	(1,149)	(1,313)	(548)
Amortization of intangible assets	(526)	(526)	(527)
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(16)
Non-GAAP sales and marketing expense	$18,094	$16,452	$18,911

GAAP general and administrative expense	$10,486	$9,178	$8,981
Stock-based compensation expense	(2,031)	(1,812)	(1,141)
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(139)
Non-GAAP general and administrative expense	$8,455	$7,366	$7,701

GAAP operating expenses	$48,445	$45,175	$51,352
Stock-based compensation expense	(4,394)	(4,028)	(2,213)
Amortization of intangible assets	(526)	(526)	(627)
Depreciation expense - fair value write-up of acquired property and equipment	—	—	(432)
Acquisition-related expense	(93)	—	(439)
Restructuring	(624)	(1,140)	(5,683)
Non-GAAP operating expenses	$42,808	$39,481	$41,958

GAAP loss from operations	$(59)	$(2,911)	$(15,749)
Stock-based compensation expense	4,736	4,373	2,463
Amortization of intangible assets	1,086	1,087	1,869
Write-off of prepaid royalties for software licenses	—	—	7,083
Depreciation expense - fair value write-up of acquired property and equipment	—	—	601
Acquisition-related expense	93	—	439
Restructuring	624	1,140	5,683
Non-GAAP income from operations	$6,480	$3,689	$2,389

GAAP net income (loss)	$272	$(3,773)	$(16,387)
Stock-based compensation expense	4,736	4,373	2,463
Amortization of intangible assets	1,086	1,087	1,869
Write-off of prepaid royalties for software licenses	—	—	7,083
Depreciation expense - fair value write-up of acquired property and equipment	—	—	601
Acquisition-related expense	93	—	439
Restructuring	624	1,140	5,683
Non-GAAP net income	$6,811	$2,827	$1,751

Diluted earnings per share or (loss) per share
GAAP	$—	$(0.01)	$(0.06)
Non-GAAP	$0.02	$0.01	$0.01

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute diluted earnings per share or (loss) per share	273,490	279,209	280,773
Non-GAAP shares used to compute diluted earnings per share	273,490	282,517	281,236

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2013	2012

GAAP gross margin - product	64.6%	62.1%
Stock-based compensation expense	0.1%	0.1%
Amortization of intangible assets	1.3%	1.1%
Write-off of prepaid royalties for software licenses	0.0%	4.6%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.1%
Non-GAAP gross margin - product	66.0%	68.0%

GAAP gross margin - service	58.9%	47.0%
Stock-based compensation expense	0.9%	0.8%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.1%
Non-GAAP gross margin - service	59.8%	47.9%

GAAP total gross margin	62.3%	56.1%
Stock-based compensation expense % of revenue	0.4%	0.4%
Amortization of intangible assets % of revenue	0.9%	0.7%
Write-off of prepaid royalties for software licenses	0.0%	2.7%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.1%
Non-GAAP total gross margin	63.6%	60.0%

GAAP total gross profit	$172,460	$142,594
Stock-based compensation expense	1,231	975
Amortization of intangible assets	2,242	1,670
Write-off of prepaid royalties for software licenses	—	7,083
Depreciation expense - fair value write-up of acquired property and equipment	—	202
Non-GAAP total gross profit	$175,933	$152,524

GAAP research and development expense	$69,559	$67,341
Stock-based compensation expense	(3,616)	(2,297)
Amortization of intangible assets	(200)	(400)
Impairment of intangible assets	(600)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	(366)
Non-GAAP research and development expense	$65,143	$64,278

GAAP sales and marketing expense	$78,365	$76,341
Stock-based compensation expense	(4,780)	(2,006)
Amortization of intangible assets	(2,104)	(703)
Depreciation expense - fair value write-up of acquired property and equipment	—	(35)
Non-GAAP sales and marketing expense	$71,481	$73,597

GAAP general and administrative expense	$40,107	$34,283
Stock-based compensation expense	(8,246)	(3,725)
Depreciation expense - fair value write-up of acquired property and equipment	—	(163)
Non-GAAP general and administrative expense	$31,861	$30,395

GAAP operating expenses	$193,535	$191,136
Stock-based compensation expense	(16,642)	(8,028)
Amortization of intangible assets	(2,304)	(1,103)
Impairment of intangible assets	(600)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	(564)
Acquisition-related expense	(93)	(5,496)
Restructuring	(5,411)	(7,675)
Non-GAAP operating expenses	$168,485	$168,270

GAAP loss from operations	$(21,075)	$(48,542)
Stock-based compensation expense	17,873	9,003
Amortization of intangible assets	4,546	2,773
Impairment of intangible assets	600	—
Write-off of prepaid royalties for software licenses	—	7,083
Depreciation expense - fair value write-up of acquired property and equipment	—	766
Acquisition-related expense	93	5,496
Restructuring	5,411	7,675
Non-GAAP income (loss) from operations	$7,448	$(15,746)

GAAP net loss	$(22,119)	$(50,169)
Stock-based compensation expense	17,873	9,003
Amortization of intangible assets	4,546	2,773
Impairment of intangible assets	600	—
Write-off of prepaid royalties for software licenses	—	7,083
Depreciation expense - fair value write-up of acquired property and equipment	—	766
Acquisition-related expense	93	5,496
Restructuring	5,411	7,675
Non-GAAP net income (loss)	$6,404	$(17,373)

Diluted earnings per share or (loss) per share
GAAP	$(0.08)	$(0.18)
Non-GAAP	$0.02	$(0.06)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute (loss) per share	278,428	280,090
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	280,857	280,090

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended March 28, 2014
	Sonus	PT	Combined

Revenue	$67	$3	$70

Gross margin
GAAP outlook	62.4%		61.9%
Stock-based compensation	0.4%		0.4	%(A)
Amortization of intangible assets	0.7%		0.7	%(A)
Non-GAAP outlook	63.5%		63.0%

Operating expenses
GAAP outlook	$51.2		$54.2
Stock-based compensation	(5.4)		(5.4	)(A)
Amortization of intangible assets	(0.3)		(0.3	)(A)
Acquisition-related	(1.0)		(1.6)
Restructuring	(0.5)		(0.9)
Non-GAAP outlook	$44.0		$46.0

Earnings (loss) per share
GAAP outlook	$(0.04)	$—	$(0.04)
Stock-based compensation expense	0.02	*	0.02	(A)
Amortization of intangible assets	*	*	*	(A)
Acquisition-related	0.01	*	0.01
Restructuring	*	*	*
Non-GAAP outlook	$(0.01)	$—	$(0.01)

	Year ended December 31, 2014
	Sonus	PT	Combined

Earnings (loss) per share
GAAP outlook	$(0.03)	$(0.01)	$(0.04)
Stock-based compensation expense	0.08	*	0.08	(A)
Amortization of intangible assets	0.01	*	0.01	(A)
Acquisition-related	*	*	*
Restructuring	*	*	*
Non-GAAP outlook	$0.06	$(0.01)	$0.05

*  Less than $0.01 impact on earnings per share.

(A)  Excludes the impact of stock-based compensation and amortization of intangible assets arising from the acquisition of PT.